Exhibit 10.2

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 8, 2004 (THE “SUBORDINATION AGREEMENT”) EXECUTED BY PAYEE IN FAVOR OF FIFTH THIRD BANK (THE “BANK”) TO THE INDEBTEDNESS OWED BY MAKER TO THE BANK; AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE TERMS OF THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

CLOSING PROMISSORY NOTE

$500,000.00

November 8, 2004

FOR VALUE RECEIVED, the undersigned ASPEN SURGICAL PRODUCTS, INC. (“Maker”) promises to pay to the order of STERION INCORPORATED, a Minnesota corporation (“Payee”), at 13828 Lincoln Street NE, Ham Lake, MN 55304 (or at such other place as Payee may designate by written notice), an amount equal to Five Hundred Thousand and no/100 Dollars ($500,000.00), together with interest thereon on the terms and conditions set out below.

This Note is issued pursuant to Section 1.2(b) of that certain Asset Purchase Agreement dated as of November 8, 2004, by and between Payee and  Maker (the “Purchase Agreement”), and is subject to the terms of the Purchase Agreement, including, without limitation, the setoff rights of Maker set forth in Section 6.6 thereof.

Interest shall accrue on the outstanding balance hereof from the date hereof and shall be computed on the basis of actual days elapsed and a year of 360 days, at the rate of four and 75/100 percent (4.75%) on the unpaid principal balance.

The principal amount of this Note shall be paid in six (6) equal quarterly installments of $83,333.33 each, beginning on May 8, 2005 and continuing on the same day of each successive quarter thereafter.  Accrued interest shall be paid quarterly beginning on May 8, 2005 and continuing on the same day of each successive quarter thereafter until August 8, 2006, when all accrued interest shall be due and payable.

Any amount of principal not paid when due hereunder shall, at the option of the Payee, bear interest from the due date at a rate per annum equal to the rate of interest applicable immediately prior to such due date plus two percent (2%).

If at any time the interest rate charged hereunder is determined to be greater than the maximum interest rate permitted by applicable law, then the interest rate shall be reduced to the maximum permissible amount.  Under those circumstances, the sole remedy of Maker shall be the recovery of interest paid in excess of the maximum permissible amount.  Maker shall not be entitled to avoid payment of all or any part of any other amount owed hereunder, to recover penalties against the holder of this Note, or to obtain any other form of relief.

Maker shall have the right to prepay all or any part of this Note at any time without penalty or premium.  Any such prepayment shall be applied first to the payment of accrued interest and then to the payment of principal.

Maker hereby waives presentment for payment, notice of dishonor, protest and notice of protest.  If this Note is not paid when due, Maker agrees, on demand of Payee, to pay all costs of collection, including reasonable attorneys’ fees.

No amendment, modification, or waiver of any provision of this Note shall be effective unless it is made in writing, unless it is signed by the party to be bound by it, and unless it clearly specifies the nature and extent of the amendment, modification, or waiver.

No provision of this Note shall be interpreted for or against any person on grounds that the provision was drafted by that person or its legal representative.

If Payee fails to insist upon strict performance of any obligation under this Note, such failure shall not result in a waiver of Payee’s right to demand strict performance in the future, regardless of how long the failure to insist upon strict performance continues.

At the option of Payee this Note may be enforced in any federal court or state court sitting in Minneapolis, Minnesota; and Maker consents to the jurisdiction and venue of any such court and waives any argument that the venue in such forums is not convenient.  If Maker commences any action in another jurisdiction or venue under any tort or contract theory arising directly or indirectly from the relationship created by this note, Payee at its option shall be entitled to have the case transferred to one of the jurisdictions and venues above-described, or, if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice.

This Note shall be governed by the laws of the State of Minnesota.

ASPEN SURGICAL PRODUCTS, INC.

By:  /s/  Daniel J. Bowen

Daniel J. Bowen, President